                                                                     Exhibit 3.1
                          CERTIFICATE OF INCORPORATION

                                       OF

                               INTERCARDIA, INC.


          The undersigned, being over the age of eighteen (18), in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

          FIRST:    The name of the corporation is

                    Intercardia, Inc.

          SECOND:   The registered office of the Corporation is to be located at
32 Loockerman Square, Suite L-100 in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the Prentice-Hall Corporation System, Inc.

          THIRD:    The purpose of the Corporation is to engage in any lawful
act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

          FOURTH:   The total number of shares of all classes of stock which the
Corporation shall be authorized shall be authorized to issue is two hundred
(200) shares, all of which shall be designated Common Stock without a par value (hereinafter called "Common Stock").

          FIFTH:    The name and address of the incorporator is MaryJoan A.
Floresta and her mailing address is c/o Bachner, Tally, Polevoy & Misher, 380 Madison Avenue, New York, New York 10017.

          SIXTH:    The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (1) The election of directors need not be by written ballot, unless the by-laws so provide.

          (2) The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

          SEVENTH: The Corporation shall indemnify and advance expenses to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, each person who is or was a director or officer of the Corporation and the heirs, executors and administrators of such a person.

          EIGHTH:   Whenever a compromise or arrangement is proposed between the
Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or a class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

          NINTH:    The personal liability of directors of the Corporation is
hereby eliminated to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware as the same may be amended and supplemented.

          TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

          IN WITNESS THEREOF, I have hereunto signed my name and affirm that the statements made herein are true under the penalties of perjury, this 15/th/ day of March 1994.



                                     /s/ MaryJoan A. Floresta
                                     ----------------------------------------
                                     MaryJoan A. Floresta, Incorporator
                                     Bachner, Tally, Polevoy & Misher
                                     380 Madison Avenue
                                     New York, New York 10017

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                               INTERCARDIA, INC.

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is Intercardia, Inc.

     2. The Corporation hereby amends its Certificate of Incorporation as follows:

               Paragraph FOURTH of the Certificate of Incorporation relating to the authorized number of shares of the Corporation, is hereby deleted in its entirety and shall now read as follows:

               "FOURTH: The total number of shares of stock which the Corporation shall be authorized to issue is One Hundred Million (100,000,000) shares of stock, with Ninety-Seven Million (97,000,000) shares designated Common Stock, each share having $.001 par value, and Three Million (3,000,000) shares of Preferred Stock, each share having $.01 par value.

               The Board of Directors may divide the Preferred Stock into any number of series, fix the designation and number of shares of each such series, and determine or change the designation, relative rights, preferences, and limitations of any series of Preferred Stock. The Board of Directors (within the limits and restrictions of any resolutions adopted by it originally fixing the number of shares of any series of Preferred Stock) may increase or decrease the number of shares initially fixed for any series, but no such decrease shall reduce the number below the number of shares then outstanding and shares duly reserved for issuance."

          3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment herein certified will be given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

          4. The effective time of the amendment herein certified shall be upon the filing of this Certificate with the Secretary of State.

          IN WITNESS WHEREOF, we have hereunto signed our names and affirm that the statements herein are true under the penalties of perjury, as of the 31/st/ day of October 1994.


          INTERCARDIA, INC.

          By: /s/ Glenn L. Cooper
             --------------------
             Glenn L. Cooper, M.D., President


Attest:

/s/ Jill Cohen
--------------
Jill M. Cohen, Secretary

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                               INTERCARDIA, INC.


                         Pursuant to Section 242 of the
                           General Corporation Law of
                             The State of Delaware

          It is hereby certified that:

          1. The name of the corporation (hereinafter called the "Corporation") is Intercardia, Inc.

          2. The Corporation hereby amends its Certificate of Incorporation as follows:

               Paragraph FOURTH of the Certificate of Incorporation relating to the total number of authorized shares of the Corporation, is hereby deleted in its entirety and shall now read as follows:

                    "FOURTH: The total number of shares of stock which the
               Corporation shall be authorized to issue is Forty Three Million (43,000,000) shares of stock, with Forty Million (40,000,000) shares designated Common Stock each share having $.001 par value and Three Million (3,000,000) shares of Preferred Stock, each share having $.01 par value.

                    The Board of Directors may divide the Preferred Stock into any number of series, fix the designation and number of shares of each such series, and determine or change the designation, relative rights, preferences, and limitations or any series of Preferred Stock. The Board of Directors (within the limits and restrictions of any resolutions adopted by it originally fixing the number of shares of any series of Preferred Stock) may increase or decrease the number of shares initially fixed for any series, but no such decrease shall reduce the number below the number of shares then outstanding duly reserved for issuance."

          3. This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the St ate of Delaware.

          4. The effective time of the amendment herein certified shall be upon the filing of this Certificate with the Secretary of State.

         IN WITNESS WHEREOF, we have hereunto signed our names and affirm that the statements herein are true under penalties of perjury, as of the 29/th/ day of November, 1995.

                                              INTERCARDIA, INC.

                                              /s/ Clayton I. Duncan
                                              ---------------------
                                              Clayton I. Duncan, President

Attest:

/s/ Richard W. Reichow
----------------------
Richard Reichow, Secretary

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                          INCARA PHARMACEUTICAL CORP.
                                 WITH AND INTO
                               INTERCARDIA, INC.

--------------------------------------------------------------------------------

                        Pursuant to Section 253 of the
               General Corporation Law of the State of Delaware

--------------------------------------------------------------------------------

          Intercardia, Inc., a Delaware corporation (the "Company"), does hereby certify to the following facts relating to the merger (the "Merger") of Incara Pharmaceutical Corp., a Delaware corporation (the "Subsidiary"), with and into the Company, with the Company remaining as the surviving corporation.

          FIRST: The Company is incorporated pursuant to the General Corporation Law of the State of Delaware (the "DGCL"). The Subsidiary is incorporated pursuant to the DGCL.

          SECOND: The Company owns all of the outstanding shares of each class of capital stock of the Subsidiary.

          THIRD: The Board of Directors of the Company, by the following resolutions duly adopted on July 15th, 1999, determined to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL:

               WHEREAS, Intercardia, Inc., a Delaware corporation
               (the "Company"), owns all of the outstanding shares of the capital stock of Incara
               Pharmaceutical Corp., a Delaware corporation
               ("Subsidiary"); and

               WHEREAS, the Board of Directors of the Company has deemed it advisable that the Subsidiary be merged with and into the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware;

               NOW, THEREFORE, BE IT AND IT HEREBY IS

               RESOLVED, that the Subsidiary be merged with and into the Company (the "Merger"); and its is further

               RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Company shall remain unchanged and continue to remain outstanding as one share of common stock of the Company, held by the person who was the holder of such share of common stock of the Company immediately prior to the Merger; and it is further

               RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be canceled and no consideration shall be issued in respect thereof; and it is further

               RESOLVED, that the proper officers of the Company be and they hereby are authorized and directed to make, execute and acknowledge, in the name and under the corporate seal of the Company, a certificate of ownership and merger for the purpose of effecting the Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger; and it is further

               RESOLVED, that upon the filing of the Certificate of Merger, Article FIRST of the Certificate of Incorporation of the Company shall be amended in its entirety to read as follows:

                    "The name of the corporation is Incara
                    Pharmaceuticals Corporation."

          IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 16th day of July, 1999.

                                   INTERCARDIA, INC.

                                   /s/ Richard W. Reichow
                                   ----------------------
                                   Name:  Richard W. Reichow
                                   Title: Executive Vice President and Chief
                                          Financial Officer of Intercardia, Inc.

                                                                  Execution Copy

                         CERTIFICATE OF DESIGNATIONS,

                           PREFERENCES AND RIGHTS OF

                     SERIES B CONVERTIBLE PREFERRED STOCK

             AND SERIES C CONVERTIBLE EXCHANGEABLE PREFERRED STOCK

                                      OF

                      INCARA PHARMACEUTICALS CORPORATION


          We, Clayton I. Duncan and Richard W. Reichow, the Chief Executive Officer and the Secretary, respectively, of Incara Pharmaceuticals Corporation, a Delaware corporation (the "Corporation"), pursuant to the provisions of
                             -----------
Section 151 of the General Corporation Law of the State of Delaware, hereby makes this Certificate of Designations, Preferences and Rights and hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation (the "Board of Directors") by the Certificate of
                                   ------------------
Incorporation of the Corporation, as amended (the "Certificate of
                                                   --------------
Incorporation"), the Board of Directors duly adopted the following resolutions:
-------------

               RESOLVED, that, pursuant to the Certificate of Incorporation, which authorizes 3,000,000 shares of undesignated preferred stock, none of which shares have been designated, issued or outstanding, the Board of Directors is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to fix by resolution or resolutions the designation of each series of preferred stock and the powers, preferences and relative participating, optional, or other special rights, and qualifications, limitations, and restrictions thereof; and

               RESOLVED, that the Corporation hereby fixes the designations and preferences and relative, participating, optional, and other special rights, and qualifications, limitations, and restrictions of the preferred stock consisting of six hundred thousand (600,000) shares to be designated Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), and twenty thousand (20,000)
             ------------------------
       shares to be designated Series C Convertible Exchangeable Preferred Stock, par value $0.01 per share (the "Series C
                                                        --------
       Preferred Stock"); and
       ---------------

               RESOLVED, that the Series B Preferred Stock and the Series C Preferred Stock are hereby authorized on the terms and with the provisions herein set forth:

                                  Article I.

                           Series B Preferred Stock
                           ------------------------

     1.   Rank.  The Series B Preferred Stock shall, with respect to dividend
          ----
rights and with respect to rights upon liquidation, winding up or dissolution, rank pari passu with each class of Common Stock (as defined in Article IV below).

     2.        Dividends.
               ---------

          (a) Subject to prior and superior rights of holders of any shares of Series C Preferred Stock and any other series or class of capital stock ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock shall be entitled to receive, as, when and if declared by the Board of Directors, out of funds legally available for the purpose, dividends or distributions in cash, stock or otherwise.

          (b) In addition to Section 2(a) above, from and after the date hereof, when and if the Board of Directors of the Corporation shall declare a dividend or distribution payable with respect to the then-outstanding shares of Common Stock, the holders of Series B Preferred Stock shall be entitled to the amount of dividends per share in the same form as such Common Stock dividends that would be payable on the largest number of whole shares of Common Stock into which a holder's aggregate shares of Series B Preferred Stock could then be converted pursuant to Section 5 hereof (such number to be determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend).

     3.   Liquidation.  In any Liquidation Event (as defined in Article IV
          -----------
below), whether voluntary or involuntary, the holders of Common Stock and the holders of Series B Preferred Stock shall receive, subject to the rights of the holders of Series C Preferred Stock (or any other senior class or series of capital stock of the Corporation), the assets of the Corporation in proportion to the number of shares of Common Stock held by each such holder, with the holders of Series B Preferred Stock deemed to hold that number of shares of Common Stock equal to the number of shares of Common Stock into which such shares of Series B Preferred Stock are then convertible.

     4.   Voting.
          ------

          (a) Except as provided in Section 4(b) below, the holders of Series B Preferred Stock shall not be entitled to vote on matters submitted to the holders of the Common Stock or any other class of capital stock of the Corporation.

     (b) Subject to the rights of any series of preferred stock that may from time to time come into existence, so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series B Preferred Stock, voting separately as a series:

               (i) amend its Certificate of Incorporation so as to affect adversely the shares of Series B Preferred Stock or any holder thereof (including by creating any additional classes or series of senior and/or pari passu capital stock of the Corporation); or

               (ii) change the rights of the holders of the Series B Preferred Stock in any other respect.

     5.   Conversion of Series B Preferred Stock into Common Stock.
          --------------------------------------------------------

          (a)  Conversion Procedure.
               --------------------

               (i) Subject to Article III below, from time to time after the Issue Date (as defined in Article IV below), any holder of Series B Preferred Stock may convert all or any portion of the Series B Preferred Stock held by such holder into a number of validly issued, fully paid and non-assessable shares of Conversion Stock (as defined in Article IV below) computed by multiplying the number of shares to be converted by Series B Conversion Ratio (as defined below) then in effect.

               (ii) Each conversion of Series B Preferred Stock shall be deemed to have been effected as of the close of business on the date on which notice of election of such conversion is delivered to the Corporation by such holder. Until the certificates representing the shares of Series B Preferred Stock that are being converted have been surrendered and new certificates representing shares of the Conversion Stock shall have been issued by the Corporation, such certificate(s) evidencing the shares of Series B Preferred Stock being converted shall be evidence of the issuance of such shares of Conversion Stock. At such time as such conversion has been effected, the rights of the holder of such Series B Preferred Stock as such holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

               (iii) As soon as practicable after a conversion has been effected in accordance with clause (i) above, the Corporation shall deliver to the converting holder: (A) a certificate or certificates representing, in the aggregate, the number of shares of Conversion Stock issuable by reason of such conversion, in the name or names and in such denomination or denominations as the converting holder has specified; and (B) a certificate representing any shares of Series B Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

               (iv) The issuance of certificates for shares of Conversion Stock upon conversion of Series B Preferred Stock shall be made without charge to the holders of such Series B Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock, except for any transfer or similar tax payable as a result of issuance of a certificate to other than the registered holder of the shares being converted.

               (v) The Corporation shall not close its books against the transfer of Series B Preferred Stock or of Conversion Stock issued or issuable upon conversion of Series B Preferred Stock in any manner which interferes with the timely conversion of Series B Preferred Stock. The Corporation shall assist and cooperate with any holder of shares of Series B Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares hereunder (including, without limitation, making any filings reasonably required to be made by the Corporation).

               (vi) No fractional shares of Conversion Stock or scrip representing fractional shares shall be issued upon conversion of shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same record holder, the number of full shares of Conversion Stock issuable upon the conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered by such record holder. Instead of any fractional share of Conversion Stock otherwise issuable upon conversion of any shares of Series B Preferred Stock, the number of shares of Conversion Stock to be issued upon conversion of any shares of Series B Preferred Stock shall be rounded down to the nearest whole share.

               (vii) The Corporation shall use its best efforts at all times to reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of Series B Preferred Stock, such number of shares of Conversion Stock as are issuable upon the conversion of all outstanding Series B Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges, other than those created or agreed to by the holder. The Corporation shall use its best efforts to take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

          (b)  Conversion Ratio.
               ----------------

               (i)    "Series B Conversion Ratio" shall initially mean the
                       -------------------------
Initial Series B Conversion Ratio described in this Section 5, as the same may be subsequently adjusted from time to time in accordance with this Section 5.

               (ii)   The "Initial Series B Conversion Ratio" shall be 10 shares
                           ---------------------------------
of Common Stock for each one share of Series B Preferred Stock.

          (c)  Subdivision or Combination of Common Stock.  If the Corporation
               ------------------------------------------
at any time subdivides (by any stock split, stock dividend, recapitalization or any similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, or if the Corporation at any time combines (by reverse stock split, reclassification or any similar transaction) one or more classes of its outstanding shares of

Common Stock into a smaller number of shares, the Series B Conversion Ratio in effect immediately prior to such subdivision or combination shall be proportionately adjusted.

          (d)  Consolidation, Merger or Sale for Assets.  Prior to the
               ----------------------------------------
consummation of any Significant Transaction (as defined in Article IV below), and subject to applicable regulatory approvals the Corporation shall make appropriate provisions to insure that each of the holders of Series B Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series B Preferred Stock, such assets as such holder would have received in connection with such Significant Transaction if such holder had converted its Series B Preferred Stock into Conversion Stock immediately prior to such Significant Transaction. The Corporation shall not effect any Significant Transaction unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          (e)  Notices.
               -------

               (i) Promptly upon any adjustment of the Series B Conversion Ratio, the Corporation shall give written notice thereof to all holders of Series B Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

               (ii) The Corporation shall give written notice to all holders of Series B Preferred Stock at least 10 days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock, or (C) for determining rights to vote with respect to any Significant Transaction or Liquidation Event.

               (iii) The Corporation shall give written notice to the holders of Series B Preferred Stock at least 10 days prior to the date on which any Significant Transaction shall take place, which notice may be one and the same as that required by (ii) above.


                                  Article II.

                           Series C Preferred Stock
                           ------------------------

     1.   Rank.  The Series C Preferred Stock shall, with respect to dividend
          ----
rights and with respect to rights upon liquidation, winding up or dissolution, rank senior and prior to (a) the Series B Preferred Stock, (b) the Common Stock,
(c) any series of preferred stock hereafter created and (d) any other equity interests (including, without limitation, warrants, stock appreciation rights, phantom stock rights, profit participation rights in debt instruments or other rights with equity features, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation that by its terms rank junior to the Series C Preferred Stock.

     2.        Dividends.
               ---------

          (a)  Mandatory Dividends. The holders of Series C Preferred Stock
               -------------------
shall be entitled to receive a mandatory dividend equal to 7.0 % per year, compounded annually on each succeeding 12 month anniversary of the first issuance. Such dividend shall be cumulative and shall be payable annually on each succeeding 12 month anniversary of the Issue Date and shall be payable, at the option of the Corporation by the issuance of additional shares of Series C Preferred Stock at a price per share equal to the Series C Original Issue Price; provided, that such dividend shall not be declared or paid to any holder without
--------
the consent of such holder.

          (b)  Discretionary Dividends. In addition to any mandatory dividends
               -----------------------
pursuant to Section 2(b) above, from and after the date hereof, when and if the Board of Directors of the Corporation shall declare a dividend or distribution payable with respect to the holders of either Series B Preferred Stock or Common Stock, or both, the holders of Series C Preferred Stock shall be entitled to the amount of dividends per share in the same form as such dividends or distributions that would be payable on the largest number of whole shares of Series B Preferred Stock (or, if such dividends are declared only with respect to the holders of Common Stock, the largest number of whole shares of Common Stock) into which a holder's aggregate shares of Series C Preferred Stock could then be converted pursuant to Section 5 of this Article III (and, if such dividends are declared only with respect to the holders of Common Stock, subsequently pursuant to Section 5 of Article II), in either instance, such number to be determined as of the record date for the determination of holders of the Series B Preferred Stock or Common Stock entitled to receive such dividend.

          (c)  Dividend Preference. From and after the date hereof, when and if
               -------------------
the Board of Directors of the Corporation shall declare a dividend or distribution payable with respect to (i) the Common Stock, Series B Preferred Stock, or any other capital stock or security issued by the Corporation which shall be junior to the Series C Preferred Stock as to such dividends and distributions, such dividend or distribution shall not be paid until the payment of all Series C Preferred Stock dividends accrued or to be accrued through that date, or (ii) the then-outstanding capital stock of the Corporation that is pari passu to the Series C Preferred Stock as to such dividends or distributions, such dividends shall not be paid unless an equivalent payment is made to the holders of the Series C Preferred Stock, pro-rata, on the accrued and unpaid dividends payable to the Series C Preferred Stock as of the date of such payment.

     3.   Liquidation Preference.
          ----------------------

          (a) In any Liquidation Event, whether voluntary or involuntary, before any payment of cash or distribution of other property shall be made to the holders of the Common Stock, the Corporation's Series B Preferred Stock or any other class or series of stock subordinate in liquidation preference to the Series C Preferred Stock, the holders of the Series C

Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its shareholders, the Original Series C Issue Price (as defined below) as adjusted to reflect any and all subdivisions (by stock split, stock dividend, recapitalization or any similar transaction) or combination or consolidations (by reverse stock split, reclassification or any similar transaction) (the "Series C Liquidation
                                                   --------------------
Preference").
----------

          (b) If, upon any Liquidation Event, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of the Series C Preferred Stock the full amounts to which they shall be entitled, the holders of the Series C Preferred Stock shall share ratably in any distribution of assets in proportion to the aggregate liquidation preferential amounts owed to such holders.

     4.   Voting.
          ------

          (a) Except as provided in Section 4(b) below, the holders of Series C Preferred Stock shall not be entitled to vote on matters submitted to the holders of the Common Stock or any other class of capital stock of the Corporation.

          (b) Subject to the rights of any series of preferred stock that may from time to time come into existence, so long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series C Preferred Stock, voting separately as a series:

               (i) amend its Certificate of Incorporation so as to affect adversely the shares of Series C Preferred Stock or any holder thereof (including by creating any additional classes or series of senior and/or pari passu capital stock of the Corporation); or

               (ii) change the rights of the holders of the Series C Preferred Stock in any other respect.

     5.   Conversion of Series C Preferred Stock into Series B Preferred Stock.
          --------------------------------------------------------------------

          (a)  Conversion at Election of Holders of Series C Preferred Stock.
               -------------------------------------------------------------

               (i) Subject to Article III below, from time to time after the second anniversary after the Issue Date, and subject to receipt of all applicable regulatory approvals, any holder of Series C Preferred Stock may convert all or any portion of the Series C Preferred Stock, including shares of Series C Preferred Stock issuable as accrued and unpaid dividends, held by such holder into a number of shares validly issued, fully paid and non-assessable shares of Series B Conversion Stock (as defined in Article IV below) computed by multiplying the number of shares to be converted by the Original Series C Issue Price (as defined below) and dividing the result by the Series C Conversion Price (as defined below) then in effect.

               (ii) Each conversion of Series C Preferred Stock shall be deemed to have been effected as of the close of business on the date on which notice of election of such conversion is delivered to the Corporation by such holder. Until the certificates representing the shares of Series C Preferred Stock that are being converted have been surrendered and new certificates representing shares of the Series B Conversion Stock shall have been issued by the Corporation, such certificate(s) evidencing the shares of Series C Preferred Stock being converted shall be evidence of the issuance of such shares of Series B Conversion Stock. At such time as such conversion has been effected, the rights of the holder of such Series C Preferred Stock as such holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Series B Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Series B Conversion Stock represented thereby.

                    (iii) As soon as practicable after a conversion has been effected in accordance with clause (i) above, the Corporation shall deliver to the converting holder: (A) a certificate or certificates representing, in the aggregate, the number of shares of Series B Conversion Stock issuable by reason of such conversion, in the name or names and in such denomination or denominations as the converting holder has specified; and (B) a certificate representing any shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                    (iv) The issuance of certificates for shares of Series B Conversion Stock upon conversion of Series C Preferred Stock shall be made without charge to the holders of such Series C Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Series B Conversion Stock, except for any transfer or similar tax payable as a result of issuance of a certificate to other than the registered holder of the shares being converted.

                    (v) The Corporation shall not close its books against the transfer of Series C Preferred Stock or of Series B Conversion Stock issued or issuable upon conversion of Series C Preferred Stock in any manner which interferes with the timely conversion of Series C Preferred Stock. The Corporation shall assist and cooperate with any holder of shares of Series C Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares hereunder (including, without limitation, making any filings reasonably required to be made by the Corporation).

                    (vi) No fractional shares of Series B Conversion Stock or scrip representing fractional shares shall be issued upon conversion of shares of Series C Preferred Stock. If more than one share of Series C Preferred Stock shall be surrendered for conversion at one time by the same record holder, the number of full shares of Series B Conversion Stock issuable upon the conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered by such record holder. Instead of any fractional share of Series B Conversion Stock otherwise issuable upon conversion of any shares of the Series C Preferred Stock, the number of shares of Series B Conversion Stock upon conversion of Series C Preferred Stock to be issued shall be rounded down to the nearest whole share.

                    (vii) The Corporation shall use its best efforts at all times to reserve and keep available out of its authorized but unissued shares of Series B Conversion Stock, solely for the purpose of issuance upon the conversion of Series C Preferred Stock, such number of shares of Series B Conversion Stock as are issuable upon the conversion of all outstanding Series C Preferred Stock. All shares of Series B Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges, other than those created or agreed to by the holder. The Corporation shall use its best efforts to take all such actions as may be necessary to assure that all such shares of Series B Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Series B Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

             (b)    Conversion Price.
                    ----------------

                    (i)     "Series C Conversion Price" for the Series C
                             -------------------------
Preferred Stock shall initially mean U.S.$64.90, as the same may be subsequently adjusted from time to time in accordance with this Section 5.

                    (ii)    The "Original Series C Issue Price" shall be
                                 -----------------------------
U.S.$1,000.00 per share.

             (c)    Conversion upon Occurrence of Significant Transaction.  Upon
                    -----------------------------------------------------
the occurrence of a Significant Transaction, the Corporation and any holder of Series C Preferred Stock may convert all or any portion of the Series C Preferred Stock held by such holder into a number of shares of Series B Conversion Stock in the same manner as provided in subsection (a) above, and then, into a number of shares of Common Stock in the same manner as provided in
Article I, Section 5 hereof.

             (d)    Subdivision or Combination of Common Stock.  If the
                    ------------------------------------------
Corporation at any time (i) subdivides (by any stock split, stock dividend, recapitalization or) one or more classes of its outstanding shares of Common Stock into a greater number of shares, then the Series C Conversion Price in effect immediately prior to such subdivision or combination shall be proportionately decreased, or (ii) combines (by reverse stock split, reclassification or any similar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, then the Series C Conversion Price in effect immediately prior to such subdivision or combination shall be proportionately increased.

             (e)    Consolidation, Merger or Sale for Assets.  Subject to
                    ----------------------------------------
applicable regulatory approvals, prior to the consummation of any Significant Transaction, the Corporation shall make appropriate provisions to insure that each of the holders of Series C Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Series B Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series C Preferred Stock, such assets as such holder would have received in connection with such Significant Transaction if such holder had converted its Series C Preferred Stock into Series B Conversion Stock (and such holder had the opportunity to convert such Series B Preferred Stock into Common Stock) immediately prior to such Significant Transaction. The Corporation shall not effect any Significant Transaction unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

             (f)    Notices.
                    -------

                    (i) Promptly upon any adjustment of the Series C Conversion Price, the Corporation shall give written notice thereof to all holders of Series C Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

                    (ii) The Corporation shall give written notice to all holders of Series C Preferred Stock at least 10 days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon Series B Preferred Stock or Common Stock or (B) for determining rights to vote with respect to any Significant Transaction or Liquidation Event.

                    (iii) The Corporation shall give written notice to the holders of Series C Preferred Stock at least 10 days prior to the date on which any Significant Transaction shall take place, which notice may be one and the same as that required by (ii) above.

     6.             Redemption of Series C Preferred Stock.
                    --------------------------------------

             (a)    Mandatory Redemption. On the sixth anniversary after the
                    --------------------
Issue Date (the "Redemption Date"), the Corporation shall redeem all then issued
                 ---------------
and outstanding shares of Series C Preferred Stock, including shares of Series C Preferred Stock issuable as accrued and unpaid dividends (the "Series C
                                                               --------
Mandatory Redemption") in accordance with this Section 6.  The Corporation shall
--------------------
effect the Series C Mandatory Redemption on the Redemption Date, by paying, in the sole discretion of the Corporation, either (i) cash in exchange for each share of Series C Preferred Stock to be redeemed on the Redemption Date in an amount equal to the Series C Outstanding Amount (as defined below), or (ii) shares of either (A) Common Stock or, at the option of a majority of the holders of Series C Preferred Stock or (B) Series B Preferred Stock (the "Redemption
                                                                  ----------
Shares"), each having a then Fair Market Value (as defined in Article IV below)
------
equal to the Series C Outstanding Amount (either, the "Series C Redemption
                                                       -------------------
Price").  Any redemption effected pursuant to this Section 6 shall be made pro
-----
rata on the basis of the number of shares then held by each holder of Series C Preferred Stock. If any date fixed for redemption of shares pursuant to this paragraph is a Saturday, Sunday or legal holiday, then such redemption shall occur on the first business day thereafter.

             (b)    Mechanics of Redemption. Not less than 15 days nor more than
                    -----------------------
30 days prior to the Redemption Date, the Corporation shall give written notice by first class mail, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series C Preferred Stock, at the address of such holder last shown on the records of the Corporation, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder on the Redemption Date, whether payment will be made in cash or in Redemption Shares the place at which payment may be obtained and calling upon such holder to surrender to the Corporation in the manner and at the place designated, its certificate or certificates representing the shares of Series C Preferred Stock to be redeemed on the Redemption Date. On the Redemption Date, each holder of Series C Preferred Stock shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in such notice, and thereupon the Series C Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled.

             (c) Series C Outstanding Amount.   The "Series C Outstanding
                 ---------------------------         --------------------
Amount" shall be an amount equal to the aggregate Series C Liquidation
------
Preference on the Redemption Date, plus an amount equal to all accrued but unpaid dividends.

     7.             Exchange of Series C Preferred Stock.
                    ------------------------------------

             (a) The holder of all of the then issued and outstanding Series C Preferred Stock, including shares of Series C Preferred Stock issuable as accrued and unpaid dividends, which shall not be declared payable and shall not be due, may exchange all, but only all, of the Series C Preferred Stock held by such holder into a number of shares of IDL Conversion Stock (as defined in Article IV below) equal to 30.1% of the aggregate shares of IDL (as defined in
Article IV below) issued on the Issue Date (as defined in Article IV below).

             (b) The exchange of Series C Preferred Stock hereunder shall be deemed to have been effected as of the close of business on the date on which notice of election of such exchange is delivered to the Corporation by such holder. Until the certificates representing the shares of Series C Preferred Stock which are being exchanged have been surrendered and new certificates representing shares of the IDL Conversion Stock shall have been issued by IDL, such certificate(s) evidencing the shares of Series C Preferred Stock being exchanged shall be evidence of the issuance of such shares of IDL Conversion Stock. At such time as such exchange has been effected, the rights of the holder of such Series C Preferred Stock as such holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of IDL Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of IDL Conversion Stock represented thereby. The Series C Preferred Stock so exchanged shall no longer be redeemable or convertible into Series B Preferred Stock and all such rights of conversion under Section 5 shall terminate upon the date of exchange.

             (c) The right of exchange provided hereunder shall expire upon the election by the holder of the Series C Preferred Stock to convert the Series C Preferred Stock into Series B Preferred Stock pursuant to Section 5 above.

             (d) The right of exchange provided hereunder shall also apply to all, but only all, of the shares of the Series B Conversion Stock into which the Series C Preferred Stock is to be converted pursuant to Section 5 above upon the occurrence of a Significant Transaction, provided that the exchange must occur on the date that the conversion would have occurred, and provided further that the right of exchange under this subsection (d) shall expire simultaneously with such conversion if this right of exchange is not exercised as provided in this subsection (d).




                                 Article III.

               Limitations on Rights of Conversion and Exchange
               ------------------------------------------------

     1. In the event that any exercise of the rights of conversion and exchange under Articles I and II by the holders of the Series B Preferred Stock or the Series C Preferred Stock would result in the holders owning, directly or indirectly, in the aggregate more that 9.9% of the Common Stock on a fully converted basis, then all or a portion of the Common Stock into which the Series B Preferred Stock (both owned or issuable upon conversion of the Series C Preferred Stock) would convert shall automatically be converted into shares of Series B Preferred Stock to the extent that the holders of the Series B Preferred Stock and the Series C Preferred Stock do not own more than 9.9% of the then outstanding Common Stock, after such conversion.

     2. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions hereof and in the taking of all such action as may be necessary or appropriate in order to protect against impairment both the conversion rights of the Series B Preferred Stock and the conversion, redemption and exchange rights of the Series C Preferred Stock.




                                  Article IV.

                              Certain Definitions
                              -------------------

           The following terms, as used throughout Articles I through III of this Certificate of Incorporation, shall have the meanings specified below:

     1.    Affiliate.  The term "Affiliate" shall mean (i) any Person directly
           ---------
or indirectly controlling, controlled by or under direct or indirect common control with the Corporation (or other specified Person), (ii) any Person who is a beneficial owner of at least 10% of the then outstanding voting capital stock (or options, warrants or other securities which, after giving effect to the exercise thereof, would entitle the holder thereof to hold at least 10% of the then outstanding voting capital stock) of the Corporation (or other specified Person), (iii) any director or executive officer of the Corporation (or other specified Person) or Person of which the Corporation (or other specified Person) shall, directly or indirectly, either beneficially or of record, own at least 10% of the then outstanding equity securities of such Person, and (iv) in the case of Persons specified above who are individuals, Family Members of such Person; provided, however, that no holder of preferred stock nor any of their designated members of the Board of Directors shall be an Affiliate of the Corporation for purposes hereof.

     2.      Common Stock.  The term "Common Stock" shall mean the common stock,
             ------------
par value $0.001 per share, of the Corporation.

     3.      Conversion Stock.  The term "Conversion Stock" shall mean the
             ----------------
shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock; provided that if there is a change such that the securities issuable upon conversion of the Series B Preferred Stock are issued by an entity other than the Corporation or there is a change in the class of securities so issuable, then the term "Conversion Stock" shall mean shares of the security issuable upon conversion of the Series B Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

     4.      Fair Market Value.  The "Fair Market Value" of any one share of
             -----------------
Common Stock or Series B Preferred Stock (on an as converted to Common Stock basis) shall be deemed to be (i) the average of the closing sale price of the Common Stock of the Corporation as traded on the Nasdaq National Market, the Nasdaq SmallCap Market, or any other securities exchange (collectively, the "Exchange") for the 10-day period (or such shorter period for which closing sale
 --------
prices are available if the Common Stock commenced trading during such period) ending three (3) days prior to the date of exercise of redemption pursuant to
Article III hereof; provided, that, if the Common Stock ceases to be traded on
                    --------
the Exchange, the Fair Market Value shall be reasonably determined by the Board of Directors in good faith and certified in a board resolution (taking into account the most recently or concurrently completed arm's length transaction between the Corporation and an unaffiliated third party the closing of which occurs within the six months preceding or on the date of such calculation, if any).

     5.      Family Members.  The term "Family Members" shall mean, as applied
             --------------
to any individual, any spouse, child, grandchild, parent, brother or sister thereof or any spouse of any of the foregoing, and each trust created for the benefit of one or more of such Persons (other than any trust administered by an independent trustee) and each custodian of property of one or more such Persons.

     6.      IDL.  The term "IDL" shall mean Incara Development, Ltd., a Bermuda
             ---
corporation.

     7.      IDL Conversion Stock.  The term "IDL Conversion Stock" shall mean
             --------------------
the shares of preferred stock of IDL issuable upon exchange of shares of Series C Preferred Stock; provided that if there is a change such that the securities issuable upon exchange of the Series C Preferred Stock are issued by an entity other than the Corporation or there is a change in the class of securities so issuable, then the term "IDL Conversion Stock" shall mean shares of the security issuable upon exchange of the Series C Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

     8.      Issue Date.  The term "Issue Date" shall mean December 21, 2000,
             ----------
the date on which a share of Series C Preferred Stock was first issued by the Corporation.

     9.      Liquidation Event.  The term "Liquidation Event" means an event
             -----------------
occasioned by, and including, (i) the liquidation, dissolution, bankruptcy or winding-up of the affairs of the Corporation, (ii) the Corporation's sale of all or substantially all of its assets or stock, or (iii) any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) which will result in the holders of the outstanding equity securities of the Corporation immediately prior to such transaction or series of related transactions holding securities representing less than 25% of the outstanding equity securities ( on an as converted to common stock basis) of the surviving entity immediately following such transaction or series of related transactions.

     10.     Person.  The term "Person" shall mean an individual, corporation,
             ------
partnership, association, trust, joint venture or unincorporated organization or any government, governmental department or any agency or political subdivision thereof.

     11.     Public Offering.  The term "Public Offering" shall mean any
             ---------------
offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any similar federal statute then in force, other than an offering in connection with an employee benefit plan.

     12.     Securities Act.  The term "Securities Act" shall mean the
             --------------
Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect from time to time.

     13.     Series B Conversion Stock.  The term "Series B Conversion Stock"
             -------------------------
shall mean the shares of Series B Preferred Stock issuable upon conversion of shares of Series C Preferred Stock; provided that if there is a change such that the securities issuable upon conversion of the Series C Preferred Stock are issued by an entity other than the Corporation or there is a change in the class of securities so issuable, then the term "Series B Conversion Stock" shall mean shares of the security issuable upon conversion of the Series C Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

     14.     Significant Transaction.   The term "Significant Transaction" shall
             -----------------------
mean any consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person or other transaction which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) assets other than Conversion Stock with respect to or in exchange for Common Stock.

     15.     Subsidiary.  The term "Subsidiary" shall mean any Person of which
             ----------
the Corporation shall at the time own, directly or indirectly through another Subsidiary, 50% or more of the outstanding voting capital stock (or other shares of beneficial interest with voting rights), or which the Corporation shall otherwise control.

             IN WITNESS WHEREOF, Incara Pharmaceuticals Corporation has caused this certificate to be signed by its duly authorized officer as of the 18th day of January, 2001.



                                           INCARA PHARMACEUTICALS CORPORATION


                                           By: /s/ Clayton I. Duncan
                                               -------------------------------

                                               Name:  Clayton I. Duncan

                                               Title:  Chief Executive Officer



Attest:



By: /s/ Richard W. Reichow
    --------------------------------

    Name:  Richard W. Reichow

    Title:  Secretary

                          CERTIFICATE OF AMENDMENT TO
                         CERTIFICATE OF DESIGNATIONS,
                           PREFERENCES AND RIGHTS OF
                     SERIES B CONVERTIBLE PREFERRED STOCK
             AND SERIES C CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
                                      OF
                      INCARA PHARMACEUTICALS CORPORATION

                    Pursuant to Section 151 of the General
                   Corporation Law of the State of Delaware

     We, Clayton I. Duncan and Richard W. Reichow, the Chief Executive Officer and the Secretary, respectively, of Incara Pharmaceuticals Corporation, a Delaware corporation (the "Corporation"), pursuant to the provisions of Section
                           -----------
151 of the General Corporation Law of the State of Delaware, do hereby make this Certificate of Amendment of the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock and Series Convertible Exchangeable Preferred Stock, originally filed with the office of the Secretary of State of the State of Delaware on January 19, 2001, (the "Certificate of
                                                             --------------
Designations"), and do hereby state and certify that pursuant to the authority
------------
expressly vested in the Board of Directors of the Corporation by its Certificate of Incorporation, as amended, originally filed with the office of the Secretary of State of the State of Delaware on March 15, 1994, the Board of Directors of the Corporation duly adopted the following resolutions:

     RESOLVED, THAT THE CERTIFICATE OF DESIGNATIONS IS HEREBY AMENDED AS
FOLLOWS:

             1. By striking Article I Section 3 in its entirety and substituting the following:

                      "3.     Liquidation.  In the event of any Wind-up or Asset
                              -----------
             Sale (each as defined in clauses (i) and (ii), respectively, of the definition of Liquidation Event in Article IV below), whether voluntary or involuntary, the holders of Series B Preferred Stock shall have the right to receive, pari passu with the holders of the Common Stock and subject to the rights of the holders of Series C Preferred Stock and any other senior class or series of capital stock of the Corporation, the assets of the Corporation in proportion to the number of shares of Common Stock held by each such holder (assuming, for such purposes, the holders of Series B Preferred Stock are deemed to hold that number of shares of Common Stock equal to the number of shares of Common Stock into which such shares of Series B Preferred Stock are then convertible)."

             2. By striking Article I Section 5(e)(ii) in its entirety and substituting the following:

                      "(ii)   The Corporation shall give written notice to all
             holders of Series B Preferred Stock at least 10 days prior to the date on which the Corporation closes its books or takes a record
             (A) with respect to any dividend or distribution upon Common Stock,
             (B) with respect to any pro rata subscription offer to holders of Common Stock, or (C) for determining rights with respect to any Significant Transaction or Liquidation Event."

             3. By striking Article II Section 5(c) in its entirety and substituting the following:

                      "(c)    Conversion upon Occurrence of Significant
                              -----------------------------------------
             Transaction. Upon the occurrence of a Significant Transaction, the
             -----------
             Corporation and any holder of Series C Preferred Stock may convert all or any portion of the Series C Preferred Stock held by such holder into a number of shares of Series B Conversion Stock in the same manner as provided in subsection (a) above, and then, into a number of shares of Common Stock in the same manner as provided in
             Article I, Section 5 hereof, provided that if the Significant Transaction results in the holders of the outstanding equity securities of the Corporation immediately prior to such Significant Transaction holding securities representing less than 25% of the outstanding equity securities (on an as converted common stock basis) of the surviving entity immediately following the Significant Transaction, then, notwithstanding the provisions of
             Article II, Section 5(b)(i) hereof, the Series C Conversion Price shall be equal to the Fair Market Value (on an as converted to common stock basis), provided further that the Series C Conversion Price shall not be less than the Share Price Floor (as defined in Article II Section 6(a) hereof) (on an as converted to common stock basis) or greater than the Series C Conversion Price set forth in
             Article II, Section 5(b)(i) hereof (as might be adjusted as provided in Article II, Section 5(d) hereof)."

             4. By striking Article II Section 6(a) in its entirety and substituting the following:

                      "(a)    Mandatory Redemption. On the sixth anniversary
                              --------------------
             after the Issue Date (the "Redemption Date"), the Corporation shall
                                        ---------------
             redeem all then issued and outstanding shares of Series C Preferred
             Stock, including shares of Series C Preferred Stock issuable as accrued and unpaid dividends (the "Series C Mandatory Redemption")
                                                -----------------------------
             in accordance with this Section 6. The Corporation shall effect the Series C Mandatory Redemption on the Redemption Date, by paying, in the sole discretion of the Corporation, either (the "Series C
                                                                  --------
             Redemption Price"):
             ----------------

                      (i) cash in exchange for each share of Series C Preferred Stock to be redeemed on the Redemption Date in an amount equal to the Series C Outstanding Amount (as defined below), or

                      (ii) shares of, at the option of a majority of the holders of Series C Preferred Stock, (A) Common Stock, (B) Series B Preferred Stock or (C) a combination of Common Stock and Series B Preferred Stock (collectively, the "Redemption Shares"), in each
                                                 -----------------
             case, having an aggregate then Fair Market Value (as defined in Article IV below) equal to the Series C Outstanding Amount;

         provided that, in the event redemption is made in shares of Common
         --------
         Stock or Series B Preferred Stock (or, at the option of a majority of the holders of Series C Preferred Stock, a combination of Common Stock and Series B Preferred Stock), (x) the number of shares of Common Stock to be issued in connection with the redemption shall not exceed the relevant portion of the Series C Redemption Price attributable to the Common Stock divided by U.S.$1.30 (subject to adjustment pursuant to the immediately subsequent sentence, the "Share Price Floor") and (x)
                                                   -----------------
         the number of shares of Series B Preferred Stock to be issued in connection with the redemption shall not exceed a number of shares of Series B Preferred Stock convertible, as of the date of issuance, into a number of shares of Common Stock equal to the relevant portion of the Series C Redemption Price attributable to the Series B Preferred Stock divided by the applicable Share Price Floor. The "Share Price Floor"
                                                           -----------------
         shall be proportionately adjusted for any stock split, stock combination or similar event affecting the Common Stock. Any redemption effected pursuant to this Section 6 shall be made pro rata on the basis of the number of shares then held by each holder of Series C Preferred Stock. If any date fixed for redemption of shares pursuant to this paragraph is a Saturday, Sunday or legal holiday, then such redemption shall occur on the first business day thereafter."

         5. By striking Article IV Section 9 in its entirety and substituting the following:

             "9.      Liquidation Event.  The term "Liquidation Event" means an
                      -----------------
         event occasioned by, and including, (i) the liquidation, dissolution, bankruptcy or winding-up of the affairs of the Corporation (each, a "Wind-Up"), (ii) the sale of all or substantially all of the
          -------
         Corporation's assets (an "Asset Sale"), or (iii) the issuance by the
                                   ----------
         Corporation of equity securities in a transaction or series of related transactions which results in the holders of the outstanding equity securities of the Corporation immediately prior to such to such transaction or series of related transactions holding securities representing less than 25% of the outstanding equity securities (on an as converted common stock basis) of the Corporation immediately following such transaction or series of related transactions."

     The aforesaid Resolution was duly adopted by the written consent of the holders of majority of the outstanding shares of Series B and Series C Preferred Stock, in accordance with

Section 242 of the General Corporation Law of the State of Delaware and Article II Section 4 of the Certificate of Designations.

     IN WITNESS WHEREOF, Clayton I. Duncan and Richard W. Reichow, the Chief Executive Officer and the Secretary, respectively, of the Corporation, under penalties of perjury, do hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true and accordingly has signed this Certificate of Amendment to the Certificate of Designations as of this 27/th/ day of March 2001.


                                INCARA PHARMACEUTICALS CORPORATION



                                By: /s/ Clayton I. Duncan
                                    -----------------------------------------
                                    Name: Clayton I. Duncan
                                    Title: Chief Executive Officer


Attest:


By: /s/ Richard W. Reichow
    --------------------------------
    Name: Richard W. Reichow
    Title: Secretary

                          CERTIFICATE OF ELIMINATION
                                      OF
                      INCARA PHARMACEUTICALS CORPORATION



     Incara Pharmaceuticals Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors a resolution was duly adopted which identified shares of the capital stock of the Corporation which were no longer issued or outstanding and which have been authorized by the Board of Directors to be eliminated.

     SECOND: The shares of capital stock of the Corporation which are no longer issued or outstanding and will not be issued are identified as being one million five hundred thousand (1,500,000) shares of Series A Preferred Stock with a par value of one tenth of a cent ($.01) per share, which Series A Preferred Stock was authorized pursuant to the Corporation's Certificate of Designations Establishing Series A Preferred Stock previously filed with the Delaware Secretary of State on December 30, 1994.

     THIRD: That at a meeting of the Board of Directors a resolution was duly adopted which provided that no shares of Series A Preferred Stock will be issued subject to the Certificate of Designations Establishing Series A Preferred Stock.

     FOURTH: That, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, upon the effective date of the filing of this certificate as herein provided, all matters with respect to the one million five hundred thousand (1,500,000) shares, being the total number of shares authorized, with a par value of one tenth of one cent ($.01) per share, of the Series A Preferred Stock will be eliminated from the Certificate of Incorporation of the Corporation.

     IN WITNESS WHEREOF, Incara Pharmaceuticals Corporation has caused this certificate to be signed by Richard W. Reichow, its authorized officer, this 10/th/ day of April 2001.

                                    INCARA PHARMACEUTICALS CORPORATION


                                    By:    /s/ Richard W. Reichow
                                           ---------------------------------
                                    Name:  Richard W. Reichow
                                    Title: Executive Vice President and
                                           Chief Financial Officer